Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	F. Brad Denardo, Chairman, President & CEO	David K. Skeens, Treasurer & CFO
	(540) 951-6213 bdenardo@nbbank.com	(540) 951-6347 dskeens@nbbank.com

National Bankshares, Inc. Reports Second Quarter and First Half Earnings

BLACKSBURG, VA., July 15, 2021 -- National Bankshares, Inc. (NASDAQ: NKSH), parent company of The National Bank of Blacksburg, today announced its results of operations for the second quarter and first half of 2021. The Company reported net income of $9.38 million, or $1.49 per common share, for the six months ended June 30, 2021. This compares to net income of $6.96 million, or $1.07 per common share, for the six months ended June 30, 2020. National Bankshares, Inc. ended the first half of 2021 with total assets of $1.66 billion.

President and Chief Executive Officer F. Brad Denardo commented, “National Bankshares delivered increased earnings for the first half of 2021, driven by an improved loan volume, by good growth in noninterest income, by a large reduction in the loan loss provision, and by lower interest rates paid on deposits. We are excited to be serving our customers in our lobbies once again, and look forward to meeting and exceeding the needs of our customers, communities, and shareholders for the rest of 2021 and beyond. Thank you for your continued investment in National Bankshares.”

Highlights for the Six Months Ended June 30, 2021

Loan Modifications for Pandemic-Related Relief

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Of the loans modified for pandemic related hardships, at June 30, 2021, four loans totaling $5.7 million remained in an interest-only period. Each modification is governed by an agreement that provides a date at which the modification will expire.

Paycheck Protection Program Loans

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We continue to participate in the SBA’s Paycheck Protection Program (“PPP”). The Company assisted local businesses through the PPP by providing 1,259 loans totaling $83 million since the program’s inception in April of 2020. During the first six months of 2021, we funded 446 loans totaling $24.8 million and received pay-off of 463 loans with original amounts totaling $30.1 million. Gross PPP loans totaling $31.5 million remain on the balance sheet.

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For the six months ended June 30, 2021, contractual interest earned on PPP loans totaled $198 thousand, while net fees accreted to interest income totaled $233 thousand, and fees recognized at pay off or forgiveness totaled $662 thousand.

Income Statement

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Net income of $9.38 million for the six months ended June 30, 2021 benefitted from a reduced loan loss provision when compared with the six months ended June 30, 2020. Loan loss provision for the six months ended June 30, 2021 was $54 thousand, compared with $1.83 million for the six months ended June 30, 2020. We will continue to closely monitor our loan portfolio for indications of heightened credit risk and the resulting need for any additional provision for loan losses.

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The return on average assets and the return on average equity for the six months ended June 30, 2021 were 1.18% and 9.63% respectively, improved from 1.01% and 7.15% respectively, for the six months ended June 30, 2020.

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The low interest rate environment that impacted net interest income for the six months ended June 30, 2021 began with Federal Reserve rate cuts on March 3 and March 16, 2020, decreasing the target Fed Funds rate from 1.75% to 0.25%. The Company reacted by reducing interest rates on customer deposits. The cost of interest-bearing liabilities decreased from 0.74% for the six months ended June 30, 2020 to 0.32% for the six months ended June 30, 2021. The Company also experienced high levels of calls on securities and loan refinance activity that resulted in a decrease in the yield on earning assets(1) from 3.59% for the six months ended June 30, 2020 to 3.03% for the six months ended June 30, 2021.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

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Fees and interest income from PPP loans helped increase our net interest margin(1). Our margin for the six months ended June 30, 2021 was 2.80%, down from 3.05% for the six months ended June 30, 2020. For the six months ended June 30, 2021, PPP loans increased average loans by $38.1 million and added $1.1 million in interest and fee income. If PPP loans are excluded, the net interest margin for the six months ended June 30, 2021 would have been 2.66%.

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Total noninterest income for the six months ended June 30, 2021 was up $395 thousand, or 10.18%, when compared to the six months ended June 30, 2020. Higher noninterest income was driven by increased credit and debit card fees and receipt of a one-time bonus from a partnership investment.

-	Noninterest expense was up $439 thousand, or 3.50%, when the six months ended June 30, 2021 is compared with the six months ended June 30, 2020.

Balance Sheet

-	Total assets increased by $228 million, or 15.90%, to $1.66 billion.
-	Total deposits increased by $230 million, or 18.86%, to $1.45 billion, in part due to government stimulus funds received by depositors, especially municipal accounts.
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Gross loans outstanding were $807.2 million at June 30, 2021, an increase of $13.7 million from June 30, 2020. PPP loans decreased $26.3 million from June 30, 2020 to June 30, 2021, while non-PPP loans grew $40.1 million.

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Total stockholders’ equity at June 30, 2021 was $191.2 million. The Company’s capital position provides a source of great strength and continues to significantly exceed all regulatory capital guidelines.

Other Notable Information

-	The Company repurchased 150,130 shares in the 2nd quarter of 2021.
-	Nonperforming loans as a percentage of total loans were 0.47% at June 30, 2021, down slightly from 0.48% at June 30, 2020 and similar to 0.47% at March 31, 2021.
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The efficiency ratio(1) was 53.26% for the six months ended June 30, 2021, an improvement over 55.24% for the six months ended June 30, 2020, and a slight improvement from 53.87% for the quarter ended March 31, 2020.

-	The allowance for loan losses to total loans was 1.00% at June 30, 2021. Excluding PPP loans, the ratio was 1.04%.
-	The Company’s net charge offs for the six months ended June 30, 2021 were $458 thousand, compared with net charge offs of $386 thousand for the six months ended June 30, 2020.
-	The book value per common share as of June 30, 2021 was $30.99, an improvement from $30.17 as of June 30, 2020, and up from $29.98 as of March 31, 2021.

(1)Non-GAAP Financial Measures

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. The non-GAAP financial measures presented in this document include the efficiency ratio and the net interest margin, which is presented on a fully taxable-equivalent (“FTE”) basis. Efficiency ratio is calculated as noninterest expense, less non-recurring items, divided by the sum of noninterest income and net interest income on an FTE basis. FTE basis is calculated using the federal statutory income tax rate of 21%. The Company believes certain non-GAAP financial measures enhance the understanding of its business and performance. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 25 full-service offices and one loan production office throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties. Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements. Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets, and technology. The Company does not update any forward-looking statements that it may make.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	June 30, 2021	June 30, 2020	December 31, 2020
Assets
Cash and due from banks	$13,813	$13,315	$13,147
Interest-bearing deposits	150,708	73,251	120,725
Securities available for sale, at fair value	617,756	489,926	546,742
Restricted stock	845	1,279	1,279
Total securities	618,601	491,205	548,021
Mortgage loans held for sale	222	2,367	866
Loans:
Loans, net of unearned income and deferred fees and costs	805,194	791,002	768,799
Less: allowance for loan losses	(8,077)	(8,308)	(8,481)
Loans, net	797,117	782,694	760,318
Premises and equipment, net	9,896	9,955	10,035
Accrued interest receivable	5,275	4,797	5,028
Other real estate owned, net	1,007	1,553	1,553
Intangible assets and goodwill	5,848	5,848	5,848
Bank-owned life insurance	41,860	36,007	36,444
Other assets	17,305	12,758	17,688
Total assets	$1,661,652	$1,433,750	$1,519,673

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$332,944	$263,113	$276,793
Interest-bearing demand deposits	838,254	678,062	763,293
Savings deposits	190,094	160,551	167,475
Time deposits	88,332	117,882	89,582
Total deposits	1,449,624	1,219,608	1,297,143
Accrued interest payable	48	117	56
Other liabilities	20,745	18,244	21,867
Total liabilities	1,470,417	1,237,969	1,319,066

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding 6,170,058 shares at June 30, 2021, 6,432,020 shares at December 31, 2020 and 6,489,574 at June 30, 2020	7,713	8,112	8,040
Retained earnings	188,580	186,733	189,547
Accumulated other comprehensive income (loss), net	(2,058)	936	3,020
Total stockholders' equity	191,235	195,781	200,607
Total liabilities and stockholders' equity	$1,661,652	$1,433,750	$1,519,673

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands, except for share and per share data)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest Income
Interest and fees on loans	$8,466	$8,419	$17,016	$16,885
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	39	14	67	231
Interest on securities - taxable	1,910	1,863	3,693	4,219
Interest on securities - nontaxable	482	454	1,003	803
Total interest income	10,897	10,750	21,779	22,138
Interest Expense
Interest on time deposits	72	522	162	1,081
Interest on other deposits	762	1,076	1,527	2,313
Total interest expense	834	1,598	1,689	3,394
Net interest income	10,063	9,152	20,090	18,744
Provision for loan losses	4	1,352	54	1,831
Net interest income after provision for loan losses	10,059	7,800	20,036	16,913
Noninterest Income
Service charges on deposit accounts	471	377	940	959
Other service charges and fees	43	37	84	76
Credit card fees	479	386	913	692
Trust income	434	387	849	821
Bank-owned life insurance	210	219	416	440
Other income	304	277	1,068	810
Realized securities gain, net	---	62	5	82
Total noninterest income	1,941	1,745	4,275	3,880
Noninterest Expense
Salaries and employee benefits	3,952	3,498	7,858	7,371
Occupancy and furniture and fixtures	443	458	931	908
Data processing and ATM	786	806	1,564	1,597
FDIC assessment	93	40	176	40
Net cost of other real estate owned	1	(4)	38	18
Franchise taxes	357	335	692	678
Other operating expenses	815	944	1,724	1,932
Total noninterest expense	6,447	6,077	12,983	12,544
Income before income tax expense	5,553	3,468	11,328	8,249
Income tax expense	940	486	1,949	1,288
Net Income	$4,613	$2,982	$9,379	$6,961
Basic net income per share	$0.74	$0.46	$1.49	$1.07
Fully diluted net income per share	$0.74	$0.46	$1.49	$1.07
Weighted average number of common shares outstanding
Basic	6,214,079	6,489,574	6,310,347	6,489,574
Diluted	6,214,079	6,489,574	6,310,347	6,489,574
Dividends declared per share	$0.70	$0.67	$0.70	$0.67
Dividend payout ratio	---	---	46.05%	62.46%
Book value per share	$30.99	$30.17	$30.99	$30.17

National Bankshares, Inc.

Consolidated Statements of Comprehensive Income (Loss)

(Unaudited)

	Three Months Ended
($ in thousands)	June 30, 2021	June 30, 2020
Net income	$4,613	$2,982

Other Comprehensive Income, Net of Tax
Unrealized holding gain on available for sale securities net of tax of $1,922 for the period ended June 30, 2021 and $1,498 for the period ended June 30, 2020	7,235	5,637
Reclassification adjustment for gain included in net income, net of tax of ($13) for the period ended June 30, 2020	---	(49)
Other comprehensive income, net of tax	$7,235	$5,588
Total Comprehensive Income	$11,848	$8,570

	Six Months Ended
($ in thousands)	June 30, 2021	June 30, 2020
Net income	$9,379	$6,961

Other Comprehensive Income, Net of Tax
Unrealized holding gain (loss) on available for sale securities net of tax of ($1,349) for the period ended June 30, 2021 and $2,526 for the period ended June 30, 2020	(5,074)	9,507
Reclassification adjustment for gain included in net income, net of tax of ($1) for the period ended June 30, 2021 and ($17) for the period ended June 30, 2020	(4)	(65)
Other comprehensive income (loss), net of tax	$(5,078)	$9,442
Total Comprehensive Income	$4,301	$16,403

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	Three Months Ended		Six Months Ended
($ in thousands)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Average Balances
Cash and due from banks	$12,102	$11,466	$11,885	$11,335
Interest-bearing deposits	143,812	91,425	131,629	79,004
Securities available for sale	589,746	452,549	574,051	445,733
Restricted stock	845	1,279	1,036	1,252
Mortgage loans held for sale	409	1,406	631	949
Gross Loans	792,211	764,336	781,532	747,876
Loans, net	781,615	756,590	771,276	740,280
Intangible assets	5,848	5,848	5,848	5,848
Total assets	1,609,876	1,393,227	1,570,610	1,352,827
Total deposits	1,400,107	1,180,484	1,357,803	1,142,330
Stockholders' equity	189,394	193,260	192,477	191,388
Interest-earning assets(1)	1,520,458	1,303,352	1,480,379	1,268,209
Interest-bearing liabilities	1,075,058	931,099	1,050,279	917,589

Financial Ratios
Return on average assets(2)	1.15%	0.85%	1.18%	1.01%
Return on average equity(2)	9.77%	6.13%	9.63%	7.15%
Net interest margin(3)	2.72%	2.90%	2.80%	3.05%
Net interest income-fully taxable equivalent(3)	$10,301	$9,409	$20,574	$19,220
Efficiency ratio(4)	52.66%	54.79%	53.26%	55.24%
Average equity to average assets	11.76%	13.87%	12.25%	14.15%

Allowance for Loan Losses
Beginning balance	$8,536	$7,240	$8,481	$6,863
Provision for losses	4	1,352	54	1,831
Charge-offs	(539)	(365)	(586)	(540)
Recoveries	76	81	128	154
Ending balance	$8,077	$8,308	$8,077	$8,308

(1)	Does not included the unrealized gain/loss on securities available for sale or the allowance for loan losses.
(2)

The return on average assets and return on average equity are calculated by annualizing net income and dividing by average year-to-date assets or equity, respectively. When net income includes certain nonrecurring items, the annualization factor magnifies their effect. In order to reduce distortion, the Company removes from net income certain non-recurring items prior to annualization, applies the annualization factor to the adjusted net income and then adds back the items to annualized net income.

(3)

The net interest margin is calculated by dividing annualized taxable equivalent net interest income by total average earning assets. Because a portion of interest income earned by the Company is nontaxable, the tax equivalent net interest income is considered in the calculation of this ratio. Tax equivalent net interest income is calculated by adding the tax benefit realized from interest income that is nontaxable to total interest income then subtracting total interest expense. The tax rate utilized in calculating the tax benefit is 21%.

(4)	The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income, less non-recurring items, and net interest income on a fully taxable equivalent basis.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	June 30, 2021	June 30, 2020
Nonperforming Assets
Nonaccrual loans	$713	$943
Nonaccrual restructured loans	3,109	2,887
Total nonperforming loans	3,822	3,830
Other real estate owned	$1,007	$1,553
Total nonperforming assets	$4,829	$5,383
Accruing restructured loans	3,011	1,453
Loans 90 days or more past due	$28	$237

Asset Quality Ratios
Nonperforming assets to loans(1) plus other real estate owned	0.60%	0.68%
Allowance for loans losses to total loans(1)	1.00%	1.05%
Allowance for loan losses to total loans(1), excluding SBA PPP loans	1.04%	1.13%
Allowance for loan losses to nonperforming loans	211.33%	216.92%
Loans past due 90 days or more to loans(1)	0.00%	0.03%

(1)	Loans are net of unearned income and deferred fees and costs